NEWS	Exhibit 99.1

Mark Graff
Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2017 Q4 Diluted EPS of $0.17 and Adjusted Diluted EPS of $0.41
Q4 Comparable Restaurant Sales Growth of 4.7% at Outback With Positive Traffic of 4.3%
Q4 Combined U.S. Comparable Restaurant Sales Growth of 3.3% With Positive Traffic of 1.8%
Provides 2018 Financial Outlook

TAMPA, Fla., February 22, 2018 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the fourth quarter 2017 (“Q4 2017”) and fiscal year ended December 31, 2017 (“Fiscal Year 2017”) compared to the fourth quarter 2016 (“Q4 2016”) and fiscal year ended December 25, 2016 (“Fiscal Year 2016”). In 2017, the fourth quarter and fiscal year included an additional operating week (“53rd week”) compared to Fiscal Year 2016.

Highlights for Q4 2017 include the following:

•	Comparable restaurant sales were up 4.7% at U.S. Outback Steakhouse with traffic up 4.3%(1);

•	Combined U.S. comparable restaurant sales were up 3.3% with traffic up 1.8%(1);

•	Comparable restaurant sales were up 4.9% for Outback Steakhouse in Brazil; and

•	Opened seven new restaurants, including four in international markets.

Highlights for Fiscal Year 2017 include the following:

•	Comparable restaurant sales were up 1.8% at U.S. Outback Steakhouse with traffic up 0.3%(1);

•	Combined U.S. comparable restaurant sales were up 0.5% with traffic down 1.3%(1);

•	Comparable restaurant sales were up 6.3% for Outback Steakhouse in Brazil;

•	Opened 31 new restaurants, including 23 in international markets; and

•	Repurchased 13.8 million shares of common stock for a total of $273 million.
____________________________

(1)
For Q4 2017, comparable restaurant sales compare the 14 weeks from September 25, 2017 through December 31, 2017 to the 14 weeks from September 26, 2016 through January 1, 2017. For Fiscal Year 2017, comparable restaurant sales compare the 53 weeks from December 26, 2016 through December 31, 2017 to the 53 weeks from December 28, 2015 through January 1, 2017.

Diluted EPS and Adjusted Diluted EPS

The following table reconciles Diluted earnings (loss) per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q4			FISCAL YEAR
	2017	2016	CHANGE	2017	2016	CHANGE
Diluted earnings (loss) per share	$0.17	$(0.04)	$0.21	$1.01	$0.37	$0.64
Adjustments	0.24	0.33	(0.09)	0.35	0.88	(0.53)
Adjusted diluted earnings per share	$0.41	$0.29	$0.12	$1.36	$1.25	$0.11

___________________
See Non-GAAP Measures later in this release.

CEO Comments

“By all measures the fourth quarter was an excellent finish to 2017 for Bloomin’ Brands,” said Liz Smith, CEO. “Outback’s Q4 sales and traffic performance were well ahead of the industry, and reflect the ongoing impact of our investments in the customer experience. We are pleased with how our brands are performing so far in early 2018, particularly at Outback where momentum continues.”

Fourth Quarter Financial Results

(dollars in millions)	Q4 2017	Q4 2016	CHANGE
Total revenues	$1,087.6	$1,004.1	8.3%

U.S. GAAP restaurant-level operating margin	16.3%	15.2%	1.1%
Adjusted restaurant-level operating margin (1)	16.3%	15.1%	1.2%

U.S. GAAP operating income margin	2.9%	(0.4)%	3.3%
Adjusted operating income margin (1)	5.3%	5.5%	(0.2)%

___________________

(1)	See Non-GAAP Measures later in this release.

•
The increase in total revenues was primarily due to $80.4 million of revenues from the 53rd week of 2017, higher comparable restaurant sales and an increase in franchise and other revenues, partially offset by decreases from refranchising internationally and domestically and the net impact of restaurant closures and new restaurant openings.

•
The increase in U.S. GAAP operating income margin was primarily due to: (i) the impact of the 53rd week in 2017, (ii) net year-over-year impact of closure and restructuring initiatives, (iii) the impact of certain cost savings initiatives and (iv) lower advertising expense. These increases were partially offset by increases in incentive compensation expense and higher labor costs.

•
The largest contributor to our decline in Q4 2017 adjusted operating income margin was an increase in incentive compensation expense driven by improved sales and profit performance. In Q4 2017, we recorded $15.3 million of incentive compensation expense as compared to a $9.0 million reversal of incentive compensation expense in Q4 2016, resulting in a $24.3 million dollar change in year-over-year incentive compensation expense.

Fourth Quarter Comparable Restaurant Sales(1)

FOURTEEN WEEKS ENDED DECEMBER 31, 2017	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	4.7%
Carrabba’s Italian Grill	1.3%
Bonefish Grill	0.6%
Fleming’s Prime Steakhouse & Wine Bar	3.1%
Combined U.S.	3.3%

International
Outback Steakhouse - Brazil	4.9%
___________________

(1)	For Q4 2017, comparable restaurant sales compare the 14 weeks from September 25, 2017 through December 31, 2017 to the 14 weeks from September 26, 2016 through January 1, 2017.

Dividend Declaration and Share Repurchases
In February 2018, our Board of Directors declared a quarterly cash dividend of $0.09 per share to be paid on March 14, 2018 to all stockholders of record as of the close of business on March 5, 2018.

On April 21, 2017, our Board of Directors approved a $250 million share repurchase program. As of February 16, 2018, we had $55 million remaining under this authorization. On February 16, 2018, our Board of Directors canceled the remaining authorization and approved a new $150.0 million authorization. This authorization will expire on August 16, 2019.

Fiscal 2018 Financial Outlook
The following table presents our expectations for selected fiscal 2018 financial reporting and operating results. Please note the following as it relates to these expectations:

•
Fiscal Year 2018 adjusted diluted earnings per share growth is expected to be approximately 11% to 16%, excluding the 53rd week that was included in the 2017 financial results. The 53rd week was estimated to have positively impacted Fiscal Year 2017 adjusted diluted earnings per share by approximately $0.11.

•
We are in the process of finalizing the anticipated financial impact from the adoption of the new revenue recognition standard. The Fiscal 2018 Financial Outlook currently excludes the impact of this new standard.

•
The adoption of the “Tax Cuts and Jobs Act of 2017” is expected to improve our adjusted effective income tax rate by approximately 8% to 9% relative to Fiscal Year 2017. We intend to reinvest approximately 50% of our tax savings into additional field compensation, enhancements to our health and 401(k) benefits, as well as leadership development and other training programs for our employees.

Financial Results:	Current Outlook
U.S. GAAP diluted earnings per share (1)	$1.28 to $1.35

Adjusted diluted earnings per share (1)	$1.38 to $1.45

U.S. GAAP effective income tax rate (1)	9% to 10%

Adjusted effective income tax rate (1)	11% to 12%

Other Selected Financial Data:
Combined U.S. comparable restaurant sales (2)	1% to 2%

Commodity inflation	3.0% to 3.5%

Capital expenditures	Approx. $200M

Number of new system-wide restaurants	Approx. 20
___________________

(1)
The primary difference between our U.S. GAAP outlook and our adjusted outlook for both diluted earnings per share and effective income tax rate is driven by anticipated adjustments in connection with our relocation and store closure initiatives.

(2)
Combined U.S. comparable restaurant sales outlook is based on a comparable calendar basis. For 2018, this will compare the 52 weeks from January 1, 2018 through December 30, 2018 to the 52 weeks from January 2, 2017 through December 31, 2017.

The following table is a reconciliation of our 2018 adjusted diluted earnings per share outlook. In this table we have removed the impact of the 53rd week from 2017 results to improve comparability.

Adjusted diluted earnings per share outlook reconciliation	2017	2018 Outlook
Adjusted diluted earnings per share	$1.36	$1.38 to $1.45

Impact of 53rd week on adjusted diluted earnings per share	Approx. (0.11)	-

Adjusted diluted earnings per share on a 52 week basis	$1.25	$1.38 to $1.45

Year-over-year growth %		Approx. 11% to 16%

The following table provides a comparison of the calendar days included in our 2018 calendar as compared to 2017. The dates are provided by quarter and for the full year on both a Fiscal Calendar Basis and on a Comparable Calendar Basis.

We will report our financial statements for 2018 on a Fiscal Calendar Basis. Due to the 53rd week in Fiscal 2017, our financial statement comparisons will be 1 week different year over year. We expect the largest impacts from this shift to occur in Q1 2018 as well as Q4 2018.

We will report our comparable restaurant sales on a Comparable Calendar Basis. We believe this will provide the most accurate assessment of our comparable restaurant sales results.

Fiscal and Comparable Calendar Calculation Dates
Fiscal Calendar Basis	Comparable Calendar Basis
Q1
January 1, 2018 - April 1, 2018	January 1, 2018 - April 1, 2018
vs.	vs.
December 26, 2016 - March 26, 2017	January 2, 2017 - April 2, 2017
Q2
April 2, 2018 - July 1, 2018	April 2, 2018 - July 1, 2018
vs.	vs.
March 27, 2017 - June 25, 2017	April 3, 2017 - July 2, 2017
Q3
July 2, 2018 - September 30, 2018	July 2, 2018 - September 30, 2018
vs.	vs.
June 26, 2017 - September 24, 2017	July 3, 2017 - October 1, 2017
Q4
October 1, 2018 - December 30, 2018	October 1, 2018 - December 30, 2018
vs.	vs.
September 25, 2017 - December 31, 2017	October 2, 2017 - December 31, 2017
Total Year
January 1, 2018 - December 30, 2018	January 1, 2018 - December 30, 2018
vs.	vs.
December 26, 2016 - December 31, 2017	January 2, 2017 - December 31, 2017

Conference Call
The Company will host a conference call today, February 22nd at 9:00 AM ET. The conference call can be accessed live over the telephone by dialing (877) 407-9039 or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available through Thursday, March 1, 2018. The conference ID for the live call and replay is 13675820. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

As previously announced, based on a review of our non-GAAP presentations, we determined that, commencing with our results for the first fiscal quarter of 2017, when presenting non-GAAP measures, we will no longer adjust for expenses incurred in connection with our remodel program or intangible amortization recorded as a result of the acquisition of our Brazil operations. We recast historical comparable periods to conform to the revised presentation.

In this release, we have also included forward-looking non-GAAP information under the caption “Fiscal 2018 Financial Outlook”. This relates to our current expectations for fiscal year 2018 adjusted diluted EPS and adjusted effective income tax rate. We have also provided information with respect to our expectations for the corresponding GAAP measures.

The differences between our disclosed GAAP and non-GAAP expectations are described to the extent practicable under “Fiscal 2018 Financial Outlook”. However, in addition to the general cautionary language regarding all forward-looking statements included elsewhere in this release, we note that, because the items we adjust for in our non-GAAP measures may vary from period to period without correlation to our core performance, they are by nature more difficult to predict and estimate, so additional adjustments may occur in the remainder of the fiscal year and they may significantly impact our GAAP results.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 19 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments” and “Fiscal 2018 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	FOURTEEN WEEKS ENDED	THIRTEEN WEEKS ENDED	FISCAL YEAR ENDED
(in thousands, except per share data)	DECEMBER 31, 2017	DECEMBER 25, 2016	DECEMBER 31, 2017	DECEMBER 25, 2016
Revenues
Restaurant sales	$1,075,361	$996,680	$4,168,658	$4,226,057
Franchise and other revenues	12,281	7,469	44,688	26,255
Total revenues	1,087,642	1,004,149	4,213,346	4,252,312
Costs and expenses
Cost of sales	332,600	310,674	1,317,110	1,354,853
Labor and other related	312,013	289,258	1,219,593	1,211,250
Other restaurant operating	255,627	244,968	978,984	992,157
Depreciation and amortization	49,803	48,632	192,282	193,838
General and administrative	91,897	59,318	306,956	267,981
Provision for impaired assets and restaurant closings	14,076	55,444	52,329	104,627
Total costs and expenses	1,056,016	1,008,294	4,067,254	4,124,706
Income (loss) from operations	31,626	(4,145)	146,092	127,606
Loss on defeasance, extinguishment and modification of debt	(809)	—	(1,069)	(26,998)
Other income (expense), net	151	(450)	14,912	1,609
Interest expense, net	(12,003)	(12,332)	(41,392)	(45,726)
Income (loss) before provision (benefit) for income taxes	18,965	(16,927)	118,543	56,491
Provision (benefit) for income taxes	1,705	(14,228)	15,985	10,144
Net income (loss)	17,260	(2,699)	102,558	46,347
Less: net income attributable to noncontrolling interests	893	1,584	2,315	4,599
Net income (loss) attributable to Bloomin’ Brands	$16,367	$(4,283)	$100,243	$41,748

Earnings (loss) per share:
Basic	$0.18	$(0.04)	$1.04	$0.37
Diluted	$0.17	$(0.04)	$1.01	$0.37

Weighted average common shares outstanding:
Basic	91,427	104,867	96,365	111,381
Diluted	94,721	104,867	99,707	114,311

Cash dividends declared per common share	$0.08	$0.07	$0.32	$0.28

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	FOURTEEN WEEKS ENDED	THIRTEEN WEEKS ENDED	FISCAL YEAR ENDED
U.S. Segment	DECEMBER 31, 2017	DECEMBER 25, 2016	DECEMBER 31, 2017	DECEMBER 25, 2016
Revenues
Restaurant sales	$960,096	$895,816	$3,718,261	$3,777,907
Franchise and other revenues	8,803	4,827	32,698	19,402
Total revenues	$968,899	$900,643	$3,750,959	$3,797,309
Restaurant-level operating margin	16.2%	14.5%	15.1%	15.4%
Income from operations	$93,107	$17,929	$297,260	$286,683
Operating income margin	9.6%	2.0%	7.9%	7.5%
International Segment
Revenues
Restaurant sales	$115,265	$100,864	$450,397	$448,150
Franchise and other revenues	3,478	2,642	11,990	6,853
Total revenues	$118,743	$103,506	$462,387	$455,003
Restaurant-level operating margin	20.5%	21.6%	20.6%	18.8%
Income (loss) from operations	$1,993	$8,993	$28,916	$(5,954)
Operating income (loss) margin	1.7%	8.7%	6.3%	(1.3)%
Reconciliation of Segment Income (Loss) from Operations to Consolidated Income from (Loss) Operations
Segment income (loss) from operations
U.S.	$93,107	$17,929	$297,260	$286,683
International	1,993	8,993	28,916	(5,954)
Total segment income from operations	95,100	26,922	326,176	280,729
Unallocated corporate operating expense	(63,474)	(31,067)	(180,084)	(153,123)
Total income (loss) from operations	$31,626	$(4,145)	$146,092	$127,606

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	DECEMBER 31, 2017	DECEMBER 25, 2016
Cash and cash equivalents (1)	$128,263	$127,176
Net working capital (deficit) (2)	$(500,654)	$(432,889)
Total assets	$2,572,907	$2,642,279
Total debt, net	$1,118,104	$1,089,485
Total stockholders’ equity (3)	$49,471	$195,353
Common stock outstanding (3)	91,913	103,922
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities, and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(3)	During the fiscal year ended December 31, 2017, we repurchased 13.8 million shares of our outstanding common stock.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	FOURTEEN WEEKS ENDED		THIRTEEN WEEKS ENDED		(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	DECEMBER 31, 2017		DECEMBER 25, 2016
Consolidated:	U.S. GAAP	ADJUSTED	U.S. GAAP	ADJUSTED (1)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	30.9%	30.9%	31.2%	31.2%	0.3%
Labor and other related	29.0%	29.0%	29.0%	29.0%	—%
Other restaurant operating	23.8%	23.8%	24.6%	24.7%	0.9%

Restaurant-level operating margin (2)	16.3%	16.3%	15.2%	15.1%	1.2%

Segments:
Restaurant-level operating margin - U.S. (2)	16.2%	16.2%	14.5%	14.4%	1.8%
Restaurant-level operating margin - International (2)	20.5%	20.5%	21.6%	21.5%	(1.0)%

	FISCAL YEAR ENDED		FISCAL YEAR ENDED		(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	DECEMBER 31, 2017		DECEMBER 25, 2016
Consolidated:	U.S. GAAP	ADJUSTED (3)	U.S. GAAP	ADJUSTED (1)	YEAR TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.6%	31.6%	32.1%	32.1%	0.5%
Labor and other related	29.3%	29.3%	28.7%	28.7%	(0.6)%
Other restaurant operating	23.5%	23.6%	23.5%	23.6%	—%

Restaurant-level operating margin (2)	15.7%	15.5%	15.8%	15.7%	(0.2)%

Segments:
Restaurant-level operating margin - U.S. (2)	15.1%	14.9%	15.4%	15.4%	(0.5)%
Restaurant-level operating margin - International (2)	20.6%	20.6%	18.8%	18.7%	1.9%
_________________

(1)
Includes adjustments for the reversal of $3.2 million and $5.8 million of deferred rent liabilities for the thirteen weeks and fiscal year ended December 25, 2016, respectively, related to approved closure initiatives, partially offset by $2.3 million in both periods of legal settlement costs related to the Sears matter, recorded in Other restaurant operating, within the U.S segment. Also includes adjustments for the reversal of $0.1 million of deferred rent liabilities for the thirteen weeks ended December 25, 2016 related to approved closure initiatives, recorded in Other restaurant operating within the International segment and losses of $0.3 million on the sale of certain properties related to our sale-leaseback initiative for the fiscal year ended December 25, 2016, recorded in Other restaurant operating, within the U.S. segment.

(2)
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(i)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.

(ii)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.

(iii)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.

(iv)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

(3)
Includes adjustments for the write-off of $5.7 million of deferred rent liabilities associated with approved closure initiatives and our relocation program, recorded in Other restaurant operating, within the U.S. segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME (LOSS) FROM OPERATIONS, NET INCOME (LOSS) AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	FOURTEEN WEEKS ENDED	THIRTEEN WEEKS ENDED	FISCAL YEAR ENDED
(in thousands, except per share data)	DECEMBER 31, 2017	DECEMBER 25, 2016	DECEMBER 31, 2017	DECEMBER 25, 2016
Income (loss) from operations	$31,626	$(4,145)	$146,092	$127,606
Operating income (loss) margin	2.9%	(0.4)%	3.5%	3.0%
Adjustments:
Severance (1)	9,991	3,591	11,006	5,463
Asset impairments and related costs (2)	8,431	1,449	18,997	44,680
Restaurant relocations and related costs (3)	4,438	6,924	12,539	8,971
Restaurant impairments and closing costs (4)	2,845	44,371	23,770	45,806
Legal and contingent matters (5)	553	2,340	553	2,340
Transaction-related expenses (6)	—	397	1,447	1,910
Total income (loss) from operations adjustments	26,258	59,072	68,312	109,170
Adjusted income from operations	$57,884	$54,927	$214,404	$236,776
Adjusted operating income margin	5.3%	5.5%	5.1%	5.6%

Net income (loss) attributable to Bloomin’ Brands	$16,367	$(4,283)	$100,243	$41,748
Adjustments:
Income from operations adjustments	26,258	59,072	68,312	109,170
Loss on defeasance, extinguishment and modification of debt (7)	809	—	1,069	26,998
Loss (gain) on disposal of business and other costs (8)	—	452	(14,854)	(1,632)
Total adjustments, before income taxes	27,067	59,524	54,527	134,536
Adjustment to provision for income taxes (9)	(4,867)	(23,718)	(18,885)	(33,100)
Net adjustments	22,200	35,806	35,642	101,436
Adjusted net income	$38,567	$31,523	$135,885	$143,184

Diluted earnings (loss) per share	$0.17	$(0.04)	$1.01	$0.37
Adjusted diluted earnings per share	$0.41	$0.29	$1.36	$1.25

Basic weighted average common shares outstanding	91,427	104,867	96,365	111,381
Diluted weighted average common shares outstanding (10)	94,721	107,696	99,707	114,311
_________________

(1)	Relates to severance expense incurred as a result of: (i) restructuring events in 2017 and 2016 and (ii) the relocation of our Fleming’s operations center to the corporate home office in 2016.

(2)
Represents asset impairment charges and related costs primarily associated with: (i) our China subsidiary in 2017, (ii) the remeasurement of certain surplus properties currently leased to the owners of our former restaurant concepts in 2017, (iii) our Puerto Rico subsidiary in 2016 and (iv) the decision to sell Outback Steakhouse South Korea in 2016.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(4)	Represents expenses incurred primarily for approved closure and restructuring initiatives.

(5)	Represents fees and expenses related to certain legal and contingent matters, including the Sears litigation.

(6)
Relates primarily to the following: (i) professional fees related to certain income tax items in which the associated tax benefit is adjusted in Adjustments to provision for income taxes in 2017, as described in footnote 9 to this table and (ii) costs incurred in connection with our sale-leaseback initiative.

(7)
Relates to: (i) the refinancing of our Senior Secured Credit Facility and modification of our Credit Agreement in 2017 and (ii) amendment of the PRP Mortgage loan and defeasance of the 2012 CMBS loan in 2016.

(8)
Primarily relates to: (i) gains on the sale of 55 U.S. Company-owned restaurants in 2017, (ii) expenses related to certain surplus properties in 2017 and (iii) a gain on the refranchising of Outback Steakhouse South Korea during 2016.

(9)	Includes the impact of the Tax Cuts and Jobs Act ($1.9 million), other discretionary tax adjustments and the income tax effect of non-GAAP adjustments.

(10)
Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted (loss) earnings per share for the thirteen weeks ended December 25, 2016. For adjusted diluted earnings per share, the calculation includes dilutive shares of 2,829 for the thirteen weeks ended December 25, 2016.

Following is a summary of the financial statement line item classification of the net income adjustments:

	FOURTEEN WEEKS ENDED	THIRTEEN WEEKS ENDED	FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 31, 2017	DECEMBER 25, 2016	DECEMBER 31, 2017	DECEMBER 25, 2016
Other restaurant operating	$(214)	$(1,123)	$(5,695)	$(3,206)
Depreciation and amortization	1,603	1,088	6,712	3,464
General and administrative	11,714	3,998	17,123	7,956
Provision for impaired assets and restaurant closings	13,155	55,109	50,172	100,956
Loss on defeasance, extinguishment and modification of debt	809	—	1,069	26,998
Other income (expense), net	—	452	(14,854)	(1,632)
Provision for income taxes	(4,867)	(23,718)	(18,885)	(33,100)
Net adjustments	$22,200	$35,806	$35,642	$101,436

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME (LOSS) FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	FOURTEEN WEEKS ENDED	THIRTEEN WEEKS ENDED	FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 31, 2017	DECEMBER 25, 2016	DECEMBER 31, 2017	DECEMBER 25, 2016
Income from operations	$93,107	$17,929	$297,260	$286,683
Operating income margin	9.6%	2.0%	7.9%	7.5%
Adjustments:
Restaurant relocations and related costs (1)	4,438	6,924	12,539	8,971
Restaurant impairments and closing costs (2)	2,030	43,599	21,300	45,138
Asset impairments and related costs (3)	371	252	10,937	3,459
Legal and contingent matters (4)	—	2,340	—	2,340
Transaction-related expenses (5)	—	314	347	989
Severance (6)	—	—	—	1,276
Adjusted income from operations	$99,946	$71,358	$342,383	$348,856
Adjusted operating income margin	10.3%	7.9%	9.1%	9.2%

International Segment
(dollars in thousands)
Income (loss) from operations	$1,993	$8,993	$28,916	$(5,954)
Operating income (loss) margin	1.7%	8.7%	6.3%	(1.3)%
Adjustments:
Asset impairments and related costs (7)	8,060	1,198	8,060	41,221
Severance (7)	920	—	1,210	—
Restaurant impairments and closing costs (2)	815	771	2,470	668
Transaction-related expenses	—	—	—	161
Adjusted income from operations	$11,788	$10,962	$40,656	$36,096
Adjusted operating income margin	9.9%	10.6%	8.8%	7.9%
_________________

(1)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(2)	Represents expenses incurred primarily for approved closure and restructuring initiatives.

(3)	Represents asset impairment charges and related costs primarily associated with: (i) the remeasurement of certain surplus properties in 2017 and (ii) our Puerto Rico subsidiary in 2016.

(4)	Represents fees and expenses related to certain legal and contingent matters, including the Sears litigation.

(5)	Represents costs incurred in connection with our sale-leaseback initiative.

(6)	Relates primarily to the relocation of our Fleming’s operations center to the corporate home office.

(7)	Represents asset impairment charges, severance and related costs primarily associated with: (i) our China subsidiary in 2017 and (ii) the decision to sell Outback Steakhouse South Korea in 2016.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	SEPTEMBER 24, 2017	OPENINGS	CLOSURES	DECEMBER 31, 2017
U.S.
Outback Steakhouse
Company-owned	584	1	—	585
Franchised	156	—	(1)	155
Total	740	1	(1)	740
Carrabba’s Italian Grill
Company-owned	226	—	(1)	225
Franchised	3	—	—	3
Total	229	—	(1)	228
Bonefish Grill
Company-owned	195	—	(1)	194
Franchised	7	—	—	7
Total	202	—	(1)	201
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	68	1	—	69
Express
Company-owned	1	1	—	2
U.S. Total	1,240	3	(3)	1,240
International
Company-owned
Outback Steakhouse—Brazil (1)	87	—	—	87
Other	36	3	(2)	37
Franchised
Outback Steakhouse - South Korea	74	1	(3)	72
Other	54	—	(1)	53
International Total	251	4	(6)	249
System-wide total	1,491	7	(9)	1,489
____________________

(1)	The restaurant counts for Brazil are reported as of August 31, 2017 and November 30, 2017 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	Q4		FISCAL YEAR
	2017 (1)	2016	2017 (1)	2016
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (2):
U.S.
Outback Steakhouse	4.7%	(4.8)%	1.8%	(2.3)%
Carrabba’s Italian Grill	1.3%	(2.3)%	(1.2)%	(2.7)%
Bonefish Grill	0.6%	(1.9)%	(1.7)%	(0.5)%
Fleming’s Prime Steakhouse & Wine Bar	3.1%	0.2%	(0.4)%	(0.2)%
Combined U.S.	3.3%	(3.5)%	0.5%	(1.9)%
International
Outback Steakhouse - Brazil (3)	4.9%	6.1%	6.3%	6.7%

Traffic:
U.S.
Outback Steakhouse	4.3%	(7.7)%	0.3%	(5.7)%
Carrabba’s Italian Grill	(3.3)%	(3.8)%	(4.2)%	(2.7)%
Bonefish Grill	(0.7)%	(5.2)%	(2.8)%	(3.7)%
Fleming’s Prime Steakhouse & Wine Bar	(2.5)%	(2.9)%	(5.5)%	(2.2)%
Combined U.S.	1.8%	(6.4)%	(1.3)%	(4.7)%
International
Outback Steakhouse - Brazil	(0.4)%	0.4%	(0.2)%	0.2%

Average check per person increases (4):
U.S.
Outback Steakhouse	0.4%	2.9%	1.5%	3.4%
Carrabba’s Italian Grill	4.6%	1.5%	3.0%	—%
Bonefish Grill	1.3%	3.3%	1.1%	3.2%
Fleming’s Prime Steakhouse & Wine Bar	5.6%	3.1%	5.1%	2.0%
Combined U.S.	1.5%	2.9%	1.8%	2.8%
International
Outback Steakhouse - Brazil	5.0%	5.7%	6.3%	6.5%
____________________

(1)	Q4 2017 and Fiscal Year 2017 comparable restaurant sales are reported on a 14-week and 53-week basis, respectively.

(2)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(3)	Includes trading day impact from calendar period reporting.

(4)	Average check per person increases include the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.